EXHIBIT 99.2
Firstbank Corporation 401(k) Plan
Performance Table*

	VALUE	VALUE	VALUE	VALUE	VALUE
	AS OF	AS OF	AS OF	AS OF	AS OF
FUND	12/31/2006	12/31/2007	12/31/2008	12/31/2009	12/31/2010

Vanguard Total Bond Market Index Fund	$ 1,042.70	$ 1,114.85	$ 1,171.71	$ 1,242.02	$ 1,323.24
	4.27%	6.92%	5.10%	6.00%	6.54%

Dodge & Cox International Fund	$ 1,280.10	$ 1,430.00	$ 762.19	$ 1,124.23	$ 1,278.14
	28.01%	11.71%	(46.70)%	47.50%	13.69%

Dodge & Cox Stock Fund	$ 1,185.30	$ 1,186.96	$ 673.01	$ 883.66	$ 1,002.86
	18.53%	0.14%	(43.30)%	31.30%	13.49%

Vanguard 500 Index Fund	$ 1,156.40	$ 1,218.73	$ 767.80	$ 1,046.51	$ 1,204.01
	15.64%	5.39%	(37.00)%	36.30%	15.05%

T. Rowe Price Personal Income Fund	$ 1,096.40	$ 1,176.00	$ 936.09	$ 1,174.80	$ 1,312.02
	9.64%	7.26%	(20.40)%	25.50%	11.68%

T. Rowe Price Retirement 2010	$ 1,128.40	$ 1,203.44	$ 882.12	$ 1,129.11	$ 1,272.51
	12.84%	6.65%	(26.70)%	28.00%	12.70%

T. Rowe Price Retirement 2015	$ 1,137.30	$ 1,214.07	$ 847.42	$ 1,113.51	$ 1,267.06
	13.73%	6.75%	(30.20)%	31.40%	13.79%

T. Rowe Price Retirement 2020	$ 1,146.60	$ 1,223.77	$ 813.80	$ 1,092.13	$ 1,253.10
	14.66%	6.73%	(33.50)%	34.20%	14.74%

T. Rowe Price Retirement 2030	$ 1,161.40	$ 1,240.72	$ 771.73	$ 1,064.99	$ 1,235.49
	16.14%	6.83%	(37.80)%	38.00%	16.01%

T. Rowe Price Retirement 2040	$ 1,162.40	$ 1,241.09	$ 758.31	$ 1,054.81	$ 1,228.96
	16.24%	6.77%	(38.90)%	39.10%	16.51%

T. Rowe Price Retirement Income	$ 1,099.80	$ 1,166.89	$ 952.18	$ 1,162.61	$ 1,280.04
	9.98%	6.10%	(18.40)%	22.10%	10.10%

Vanguard Mid Cap Index Fund	$ 1,136.00	$ 1,204.39	$ 700.95	$ 984.14	$ 1,236.27
	13.60%	6.02%	(41.80)%	40.40%	25.62%

Columbia Acorn Fund Class Z	$ 1,144.50	$ 1,232.63	$ 756.83	$ 1,057.30	$ 1,332.30
	14.45%	7.70%	(38.60)%	39.70%	26.01%

Vanguard Small Cap Index Fund	$ 1,156.60	$ 1,171.06	$ 748.31	$ 1,019.94	$ 1,303.99
	15.66%	1.25%	(36.10)%	36.30%	27.85%

Northern Diversified Asset Fund	$ 1,047.90	$ 1,100.61	$ 1,123.50	$ 1,125.97	$ 1,126.24
	4.79%	5.03%	2.08%	0.22%	0.02%

Columbia Small Cap Value Fund				$ 1,247.00	$ 1,571.97
(since inception)				24.70%	26.06%

EXHIBIT 99.2
Firstbank Corporation 401(k) Plan
Performance Table*
(continued)

	VALUE	VALUE	VALUE	VALUE	VALUE
	AS OF	AS OF	AS OF	AS OF	AS OF
FUND	12/31/2006	12/31/2007	12/31/2008	12/31/2009	12/31/2010

Vanguard Total International Stock Index Fund				$ 1,367.00	$ 1,519.01
(since inception)				36.70%	11.12%

T Rowe Price Retirement 2045				$ 1,391.00	$ 1,619.68
(since inception)				39.10%	16.44%

T Rowe Price Retirement 2050				$ 1,389.00	$ 1,616.93
(since inception)				38.90%	16.41%

Vanguard Short Term Treasury				$ 1,014.00	$ 1,040.67
(since inception)				1.40%	2.63%

Fidelity Advisor New Insights Fund					$ 1,163.40
(since inception)					16.34%

T. Rowe Price Mid Cap Growth Fund					$ 1,280.70
(since inception)					28.07%

Goldman Sachs Mid Cap Value Fund					$ 1,248.50
(since inception)					24.85%

Vanguard Short Term Investment Grade Fund					$ 1,052.10
(since inception)					5.21%

Vanguard Intermediate Term Treasury Fund					$ 1,073.50
(since inception)					7.35%

Firstbank Stock Fund	$ 999.10	$ 681.09	$ 431.20	$ 479.19	$ 338.07
	(0.09)%	(31.83)%	(36.69)%	11.13%	(29.45)%

*All assume an initial investment on 1/01/2006, or inception date of the fund, of $1,000.00.